Exhibit 10(iii)A(82)

AMENDMENT NO. 1
TO
CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT made and entered into on the dates set forth below by and between ACUITY BRANDS, INC. (the “Company”) and Barry R. Goldman (“Executive”);

W I T N E S S E T H

WHEREAS, the Company and Executive entered into a Change in Control Agreement, dated as of March 28, 2018 (“CIC Agreement”), providing for the payment of certain compensation and benefits to Executive if Executive’s employment is terminated in connection with a Change in Control (as defined in the CIC Agreement); and

WHEREAS, the parties now desire to amend the CIC Agreement in the manner hereinafter provided;

NOW, THEREFORE, the CIC Agreement is hereby amended, as follows:

1.	Section 3.1(b) is amended by adding a new subparagraph 3.1(b)(6) as follows:
(6) Any benefit payable in accordance with the terms of the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, as Amended and Restated Effective July 1, 2019, except as otherwise noted (the “SERP”); provided that if Executive’s Termination Date occurs prior to the date that Executive has three (3) Years of Credited Service (as defined in the SERP), Executive shall be deemed to have earned three (3) Years of Credited Service thereunder.

2.	This Amendment to the CIC Agreement shall be effective on August 20, 2019. Except as hereby modified, the CIC Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date(s) written below.

COMPANY

EXECUTIVE	ACUITY BRANDS, INC.
/s/ Barry R. Goldman	By:	/s/ Vernon J. Nagel
Barry R. Goldman		VERNON J. NAGEL
Chairman, President and CEO

Date:________________________________	Date:_______________________________